Exhibit 10.3

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered into as of December 29, 2011, by and among Amedisys, Inc., a Delaware corporation (the “Company”), Amedisys Holding, L.L.C., a Louisiana limited liability company (“Holding”), and Dale E. Redman, a person of the age of majority (“Executive”).

WHEREAS, the Company, Holding and Executive are parties to that certain Amended and Restated Employment Agreement dated as of January 3, 2011 (the “Original Agreement”); and

WHEREAS, the Company, Holding and Executive specifically desire to amend the Original Agreement as specifically set forth herein.

NOW, THEREFORE, in consideration of the premises, as well as other mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1.	Incorporation by Reference. The above recitations are incorporated herein by reference.

2.	Capitalized Terms. Capitalized terms used but undefined herein shall have the meanings assigned to them in the Original Agreement.

3.	Amendment to the Recitals to the Original Agreement. Effective as of January 1, 2012, the third clause of the Recitals to the Original Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, the Company and Holding desire to continue to employ Executive as the Company’s Executive Vice President of Finance, and Executive desires to accept such continued employment pursuant to the terms and conditions of this Agreement;

4.	Amendment to Section 4(a) of Original Agreement. Effective as of January 1, 2012, Section 4(a) of the Original Agreement is hereby amended and restated in its entirety, as follows:

Section 4. Title, Position, Duties and Responsibilities.

(a) Generally. Executive shall serve as Executive Vice President of Finance of the Company. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the Executive Vice President of Finance of corporations of similar size and businesses as the Company as they may exist from time to time and as are consistent with such positions and status. Executive shall devote all of his business time and attention (except for periods of vacation or absence due to illness and other activities permitted pursuant to Section 4(b)) and his best efforts, abilities, experience and talent to the position of Executive Vice President of Finance and for the Company’s businesses.

5.	Amendment to Section 4(d) of Original Agreement. Effective as of January 1, 2012, Section 4(d) of the Original Agreement is hereby amended and restated in its entirety, as follows:

(d) Rank of Executive Within Company. As Executive Vice President of Finance of the Company, Executive shall report directly to the Chief Executive Officer of the Company or as the Board of Directors of the Company (the “Board”) may otherwise direct.

6.	Effect of this Amendment. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way affect the respective obligations of the parties under the Original Agreement, all of which shall continue in full force and effect. Executive hereby acknowledges and agrees that the execution and delivery of this Amendment, standing alone, does not constitute “Good Reason” for him to terminate his employment in accordance with the procedures outlined in Section 8(c) of the Original Agreement.

7.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.	Counterparts. This Amendment may be executed in two or more counterparts.

9.	Captions. The captions contained in this Amendment are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Amendment.

IN WITNESS WHEREOF, the parties have signed and executed this Amendment as of the day and year first written hereinabove.

AMEDISYS, INC.

By:	/S/ William F. Borne
William F. Borne Chief Executive Officer

AMEDISYS HOLDING, L.L.C.

By:	/S/ William F. Borne
William F. Borne President

EXECUTIVE

/S/ Dale E. Redman
Dale E. Redman

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